UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On February 16, 2013, Craig Stevenson, the Global Brand President and Chief Operating Officer of Quiksilver, Inc., (together with its subsidiaries, the “Company”) announced that he would be leaving the Company on October 31, 2013, the end of the Company’s fiscal year.

On February 22, 2013, Ug Manufacturing Co. Pty Ltd (“Ug”), a wholly-owned Australian subsidiary of the Company which is a party to an employment agreement with Mr. Stevenson dated March 6, 2012 (the “Employment Agreement”), entered into a deed of separation with Mr. Stevenson (the “Separation Agreement”) setting forth the terms of his separation from the Company on October 31, 2013. The terms of the Separation Agreement are summarized below. This summary is not complete and reference should be made to the complete text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the terms of the Separation Agreement, Mr. Stevenson will continue to hold the offices of Global Brand President and Chief Operating Officer of the Company until October 31, 2013 (the “Separation Date”), at which time his employment with the Company will terminate. However, as of February 22, 2013, Mr. Stevenson’s duties as the Company’s principal operating officer were reallocated among several other officers of the Company, including the Chief Executive Officer, and his duties through the Separation Date will consist of the transition of his responsibilities. The Separation Agreement provides that Mr. Stevenson will continue to receive his base salary and other benefits under the Employment Agreement through the Separation Date. In addition, should Mr. Stevenson’s employment with the Company terminate prior to the Separation Date, the Employment Agreement, and not the Separation Agreement, will govern the terms of his separation. For a summary of the terms of the Employment Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2012.

The Separation Agreement provides for severance benefits upon Mr. Stevenson’s termination on the Separation Date consisting of (i) an AUD $712,500 severance payment payable in eighteen consecutive equal monthly payments, beginning with the payroll period immediately following the Separation Date, (ii) payment of AUD $36,538 in statutory benefits (pay in lieu of accrued annual leave) within ten days of the Separation Date and (iii) a bonus award pursuant to the Company’s Incentive Compensation Plan for fiscal 2013, assuming the performance criteria with respect to such award are achieved, payable at the same time as annual bonuses are paid to other executives (if at all), but in any event no later than March 15, 2014. It also provides for a release of claims against the Company by Mr. Stevenson. Under the Separation Agreement, Mr. Stevenson’s stock options and restricted stock units will be treated in accordance with the Company’s 2000 Stock Incentive Plan and applicable award agreements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit Title or Description

10.1	Deed of Separation between Craig Stevenson and Ug Manufacturing Co. Pty Ltd dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013	Quiksilver, Inc. (Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Deed of Separation between Craig Stevenson and Ug Manufacturing Co. Pty Ltd dated February 22, 2013

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